Exhibit 99.1

OpenText Reports Third Quarter Fiscal Year 2014 Financial Results, Raises Quarterly Cash Dividend by 15%
Waterloo, ON, April 24, 2014 - Open Text Corporation (NASDAQ: OTEX) (TSX: OTC) announced today its financial results for the third quarter ended March 31, 2014.
Financial Highlights for Q3 FY14 (1)

•	Total revenue was $442.8 million, up 31% Y/Y

•	License revenue was $73.1 million, up 6% Y/Y

•	Customer Support revenue was $180.3 million, up 8% Y/Y

•	Non-GAAP-based EPS, diluted was $0.84 compared to $0.63 Y/Y; GAAP-based EPS, diluted was $0.38 compared to $0.22 Y/Y, on a post stock-split basis.(2)

•	Non-GAAP-based income from operations was $129.0 million and 29% of revenues; GAAP-based income from operations was $66.8 million and 15% of revenues.(2)

•	Operating cash flow was $141.4 million, compared to $116.8 million Y/Y, up 21%Y/Y, with an ending cash balance of $336.1 million.

"In the third quarter we delivered strong year-over-year results with revenue growth of 31%, adjusted operating income growth of 43% and operating cash flow growth of 21%," said OpenText CEO Mark J. Barrenechea.

"With our intelligent growth strategy, we are focused on delivering value through acquisitions, innovation and now an increased dividend program. The GXS integration is off to a fast start and has established OpenText as a key cloud services provider. Our newly upgraded EIM product suite is driving customer demand, and reinforces our market position as a leader in EIM.”

Business Highlights

•	On January 16, 2014 OpenText bought GXS, a Maryland-based leader in business-to-business (B2B) cloud integration

•	Public sector, services and technology industries saw the most demand

•	6 license transactions over $1 million and 10 license transactions between $500K and $1 million

•	Customer successes in the quarter include PBS, Western Cape Local Government, T-Mobile, Nokia and The Home Office

•	Delivers on the future of business process management with Process Suite launch

•	Launches Experience Suite to provide an omni-channel digital experience strategy

•	OpenText Tempo delivers new capabilities to increase business productivity through secure social collaboration

•	Launches SharePoint Services for OpenText Extended Enterprise Content Management for SAP® Solutions

•	Opens first Australian data centre for locally hosted OpenText Cloud Services

Dividend Program Highlights

Cash Dividend - Raised by 15%
As part of our quarterly, non cumulative cash dividend program the Board declared, on April 24, 2014 a fifteen percent increase in its quarterly cash dividend from $0.15 to $0.1725 per Common Share. The record date for this dividend is May 23, 2014 and the payment date is June 13, 2014. Future declarations of dividends and the establishment of future record and payment dates are subject to the final determination and discretion of our Board of Directors.

Summary of Quarterly Results
	Q3 FY14	Q2 FY14	Q3 FY13	% Change (Q/Q)		% Change (Y/Y)
Revenue (million)	$442.8	$363.5	$337.7	21.8%		31.1%
GAAP-based gross margin	67.3%	70.3%	63.9%	(300)	bps	340	bps
GAAP-based operating margin	15.1%	20.3%	12.1%	(520)	bps	300	bps
GAAP-based EPS, diluted	$0.38	$0.45	$0.22	(15.6)%		72.7%
Non-GAAP-based gross margin (2)	71.3%	74.0%	70.8%	(270)	bps	50	bps
Non-GAAP-based operating margin (2)	29.1%	30.9%	26.8%	(180)	bps	230	bps
Non-GAAP-based EPS, diluted (2)	$0.84	$0.79	$0.63	6.3%		33.3%

Summary of Year to Date Results
	Q3 FY14	Q2 FY14	Q3 FY13	% Change (Y/Y)
Revenue (million)	$1,130.7	$688.0	$1,016.1	11.3%
GAAP-based gross margin	68.3%	68.8%	63.8%	450	bps
GAAP-based operating margin	17.1%	18.3%	14.6%	250	bps
GAAP-based EPS, diluted	$1.08	$0.71	$0.90	20.0%
Non-GAAP-based gross margin (2)	73.0%	74.0%	70.8%	220	bps
Non-GAAP-based operating margin (2)	30.1%	30.7%	29.2%	90	bps
Non-GAAP-based EPS, diluted (2)	$2.32	$1.48	$2.07	12.1%

Conference Call Information

The public is invited to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-814-4859 (toll-free) or 416-644-3414 (international). Please dial-in 15 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at
http://investors.opentext.com/events.cfm .

An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until 11:59 p.m. on May 8, 2014 and can be accessed by dialing 1-877-289-8525 (toll-free) or 416-640-1917 (international) and entering the confirmation code: 4677835 followed by the number sign.

Please see below note (2) for a reconciliation of non-U.S. GAAP-based financial measures used in this press release, to U.S. GAAP-based financial measures.

About OpenText
OpenText is the largest independent software provider of Enterprise Information Management (EIM). For more information please visit www.opentext.com.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in Fiscal 2014 on growth in earnings and cash flows, creating value through investments in broader Enterprise Information Management (EIM) capabilities, distribution, the Company's presence in the cloud and in growth markets, its financial conditions, results of operations and earnings, declaration of quarterly dividends, and other matters, may contain words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may", "could", "would", and other similar language and are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause the actual results, performance or achievements to differ materially. Such factors include, but are not limited to: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products and services to market and to increase sales; (iii) the strength of the Company's product development pipeline; (iv) the Company's growth and profitability prospects; (v) the estimated size and growth prospects of the EIM market; (vi) the Company's competitive position in the EIM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company's products and services to be realized by customers; (viii) the demand for the Company's products and services and the extent of deployment of the Company's products and services in the EIM marketplace; and (ix) the Company's financial condition and capital requirements. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the possibility that the Company may be unable to meet its future reporting requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder; (iii) the risks associated with bringing new products and services to market; (iv) fluctuations in currency exchange rates; (v) delays in the purchasing decisions of the Company's customers; (vi) the competition the Company faces in its industry and/or marketplace; (vii) the final determination of litigation, tax audits and other legal proceedings; (viii) the possibility of technical, logistical or planning issues in connection with the deployment of the Company's products or services; (ix) the continuous commitment of the Company's customers; and (x) demand for the Company's products. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

United States:

Greg Secord
Vice President, Investor Relations
Open Text Corporation
San Francisco: 415-963-0825
gsecord@opentext.com

Canada:

Sonya Mehan
Senior Manager, Investor Relations
Open Text Corporation
Waterloo: 519-888-7111 ext. 2446
smehan@opentext.com

Copyright ©2014 Open Text Corporation. OpenText is a trademark or registered trademark of Open Text SA and/or Open Text ULC. The list of trademarks is not exhaustive of other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text SA or other respective owners. All rights reserved. For more information, visit: http://www.opentext.com/2/global/site-copyright.html_SKU.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	March 31, 2014	June 30, 2013
	(Unaudited)
ASSETS
Cash and cash equivalents	$336,071	$470,445
Accounts receivable trade, net of allowance for doubtful accounts of $3,800 as of March 31, 2014 and $4,871 as of June 30, 2013	257,292	174,927
Income taxes recoverable	23,405	17,173
Prepaid expenses and other current assets	71,157	43,464
Deferred tax assets	10,844	11,082
Total current assets	698,769	717,091
Property and equipment	129,571	88,364
Goodwill	2,105,596	1,246,872
Acquired intangible assets	770,160	363,615
Deferred tax assets	133,170	135,695
Other assets	50,071	25,082
Deferred charges	56,190	67,633
Long-term income taxes recoverable	10,994	10,465
Total assets	$3,954,521	$2,654,817
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$230,162	$188,443
Current portion of long-term debt	62,384	51,742
Deferred revenues	334,665	282,387
Income taxes payable	9,118	4,184
Deferred tax liabilities	1,441	1,127
Total current liabilities	637,770	527,883
Long-term liabilities:
Accrued liabilities	41,486	17,849
Deferred credits	18,675	11,608
Pension liability	55,917	24,509
Long-term debt	1,270,000	513,750
Deferred revenues	17,726	11,830
Long-term income taxes payable	158,856	140,508
Deferred tax liabilities	187,917	69,672
Total long-term liabilities	1,750,577	789,726
Shareholders' equity:
Share capital
121,592,348 and 118,057,772 Common Shares issued and outstanding at March 31, 2014 and June 30, 2013, respectively; Authorized Common Shares: unlimited	788,316	651,642
Additional paid-in capital	109,769	101,865
Accumulated other comprehensive income	39,489	39,890
Retained earnings	649,207	572,885
Treasury stock, at cost (836,952 shares at March 31, 2014 and 1,221,756 at June 30, 2013, respectively)	(20,871)	(29,074)
Total OpenText shareholders' equity	1,565,910	1,337,208
Non-controlling interests	264	—
Total shareholders' equity	1,566,174	1,337,208
Total liabilities and shareholders' equity	$3,954,521	$2,654,817

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
Revenues:
License	$73,083	$69,035	$209,553	$200,816
Cloud services	128,400	43,194	212,178	131,909
Customer support	180,290	166,573	523,155	493,327
Professional service and other	60,981	58,893	185,835	190,017
Total revenues	442,754	337,695	1,130,721	1,016,069
Cost of revenues:
License	3,527	3,079	9,867	12,578
Cloud services	49,464	18,741	79,692	54,669
Customer support	25,206	27,497	71,785	81,597
Professional service and other	49,218	49,701	145,898	148,995
Amortization of acquired technology-based intangible assets	17,147	23,058	51,712	70,031
Total cost of revenues	144,562	122,076	358,954	367,870
Gross profit	298,192	215,619	771,767	648,199
Operating expenses:
Research and development	47,199	43,003	129,332	121,627
Sales and marketing	93,700	77,327	244,403	209,819
General and administrative	39,336	25,762	101,037	81,468
Depreciation	10,527	6,064	23,883	18,278
Amortization of acquired customer-based intangible assets	24,679	17,149	54,388	51,548
Special charges	15,902	5,444	25,901	17,267
Total operating expenses	231,343	174,749	578,944	500,007
Income from operations	66,849	40,870	192,823	148,192
Other income (expense), net	1,652	237	2,838	1,707
Interest and other related expense, net	(9,734)	(4,109)	(17,159)	(12,992)
Income before income taxes	58,767	36,998	178,502	136,907
Provision for income taxes	12,971	11,187	48,576	30,559
Net income for the period	$45,796	$25,811	$129,926	$106,348
Add: net loss attributable to non-controlling interests	88	—	88	—
Net income attributable to OpenText	$45,884	$25,811	$130,014	$106,348
Earnings per share—basic attributable to OpenText	$0.38	$0.22	$1.09	$0.91
Earnings per share—diluted attributable to OpenText	$0.38	$0.22	$1.08	$0.90
Weighted average number of Common Shares outstanding—basic	120,873	117,192	119,048	117,028
Weighted average number of Common Shares outstanding—diluted	122,100	118,154	120,031	118,002
Dividends declared per Common Share	$0.15	$—	$0.45	$—

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
Net income for the period	$45,796	$25,811	$129,926	$106,348
Other comprehensive income—net of tax:
Net foreign currency translation adjustments	(1,087)	(3,325)	(733)	(4,790)
Unrealized gain (loss) on cash flow hedges
Unrealized gain (loss)	(1,604)	(908)	(1,517)	1,097
(Gain) loss reclassified into net income	1,237	75	2,410	(1,439)
Actuarial gain (loss) relating to defined benefit pension plans
Actuarial gain (loss)	(1,808)	124	(781)	(752)
Amortization of actuarial loss into net income	74	72	220	219
Total other comprehensive income (loss), net, for the period	(3,188)	(3,962)	(401)	(5,665)
Total comprehensive income	42,608	21,849	129,525	100,683
Add: comprehensive loss attributable to non-controlling interests	88	—	88	—
Total comprehensive income attributable to OpenText	$42,696	$21,849	$129,613	$100,683

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income for the period	$45,796	$25,811	$129,926	$106,348
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	52,353	46,271	129,983	139,857
Share-based compensation expense	4,418	3,877	15,707	10,153
Excess tax benefits on share-based compensation expense	(594)	(1)	(1,675)	(612)
Pension expense	759	222	1,298	692
Amortization of debt issuance costs	1,016	519	2,060	1,591
Amortization of deferred charges and credits	2,706	2,762	8,640	8,620
Loss on sale and write down of property and equipment	—	—	15	24
Deferred taxes	(1,005)	(6,210)	(4,203)	(7,362)
Changes in operating assets and liabilities:
Accounts receivable	9,953	(5,019)	19,129	15,387
Prepaid expenses and other current assets	(14,464)	(3,445)	(18,625)	(2,061)
Income taxes	3,169	(1,019)	5,578	(14,907)
Deferred charges and credits	1,382	4,016	9,870	3,580
Accounts payable and accrued liabilities	(21,617)	(6,556)	(32,212)	(27,176)
Deferred revenue	60,156	54,930	20,022	18,192
Other assets	(2,614)	670	(3,300)	959
Net cash provided by operating activities	141,414	116,828	282,213	253,285
Cash flows from investing activities:
Additions of property and equipment	(8,215)	(5,875)	(28,443)	(15,792)
Purchase of patents	—	—	(192)	—
Purchase of GXS Group, Inc., net of cash acquired	(1,077,671)	—	(1,077,671)	—
Purchase of Cordys Holding B.V., net of cash acquired	—	—	(30,588)	—
Purchase of EasyLink Services International Corporation, net of cash acquired	—	—	—	(315,331)
Purchase of Resonate KT Limited, net of cash acquired	—	(19,366)	—	(19,366)
Purchase of System Solutions Australia Pty Limited (MessageManager), net of cash acquired	—	—	—	(516)
Purchase consideration for prior period acquisitions	(222)	(222)	(665)	(653)
Other investing activities	(1,573)	—	(2,547)	—
Net cash used in investing activities	(1,087,681)	(25,463)	(1,140,106)	(351,658)
Cash flows from financing activities:
Excess tax benefits on share-based compensation expense	594	1	1,675	612
Proceeds from issuance of Common Shares	14,289	1,128	19,718	7,530
Equity issuance costs	(144)	—	(144)	—
Purchase of Treasury Stock	(1,275)	—	(1,275)	—
Proceeds from long-term debt and revolver	800,000	—	800,000	—
Repayment of long-term debt	(13,412)	(7,670)	(32,499)	(23,008)
Debt issuance costs	(15,759)	—	(16,032)	—
Payments of dividends to shareholders	(18,224)	—	(53,692)	—
Net cash provided by (used in) financing activities	766,069	(6,541)	717,751	(14,866)
Foreign exchange gain (loss) on cash held in foreign currencies	915	(5,171)	5,768	403
Increase (decrease) in cash and cash equivalents during the period	(179,283)	79,653	(134,374)	(112,836)
Cash and cash equivalents at beginning of the period	515,354	367,258	470,445	559,747
Cash and cash equivalents at end of the period	$336,071	$446,911	$336,071	$446,911

Notes

(1)	All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.

(2)
Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (non-GAAP).These non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.

The Company uses these non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of non-GAAP financial measures are not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain non-GAAP measures defined below.
Non-GAAP-based net income and non-GAAP-based EPS are calculated as net income or net income per share on a diluted basis, excluding, the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges, all net of tax. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets. Non-GAAP-based gross margin is calculated as non-GAAP-based gross profit expressed as a percentage of revenue. Non-GAAP-based income from operations is calculated as income from operations, excluding, the amortization of acquired intangible assets, special charges, and share-based compensation. Non-GAAP-based operating margin is calculated as non-GAAP-based income from operations expressed as a percentage of revenue.
The Company's management believes that the presentation, of the above defined non-GAAP financial measures, provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management and is based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company's management excludes certain items from its analysis, including amortization of acquired intangible assets, special charges, share-based compensation, other income (expense), and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under U.S. GAAP.
The Company believes the provision of supplemental non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary non-GAAP financial measures that exclude certain items from the presentation of its financial results in this press release.
The following charts provide (unaudited) reconciliations of U.S. GAAP-based financial measures to non-U.S. GAAP-based financial measures for the following periods presented:

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2014. (In thousands except for per share amounts)
	Three Months Ended March 31, 2014
	GAAP-based Measures	GAAP-based Measures % of Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Revenue
Cost of revenues
Cloud services	$49,464		$(167)	(1)	$49,297
Customer support	25,206		(138)	(1)	25,068
Professional service and other	49,218		(245)	(1)	48,973
Amortization of acquired technology-based intangible assets	17,147		(17,147)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	298,192	67.3%	17,697	(3)	315,889	71.3%
Operating expenses
Research and development	47,199		(384)	(1)	46,815
Sales and marketing	93,700		(1,926)	(1)	91,774
General and administrative	39,336		(1,558)	(1)	37,778
Amortization of acquired customer-based intangible assets	24,679		(24,679)	(2)	—
Special charges	15,902		(15,902)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	66,849	15.1%	62,146	(5)	128,995	29.1%
Other income (expense), net	1,652		(1,652)	(6)	—
Provision for (recovery of) income taxes	12,971		3,814	(7)	16,785
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	45,884		56,680	(8)	102,564
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$0.38		$0.46	(8)	$0.84

(1)	Adjustment relates to the exclusion of share based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollar, and gross margin stated as a percentage of revenue.

(4)
Adjustment relates to the exclusion of Special charges from our Non-GAAP-based operating expenses as Special charges are generally incurred in the periods following the relevant acquisitions and are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollar, and operating margin stated as a percentage of revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision of approximately 22% and a Non-GAAP-based tax rate of 14%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income.

(8)	Reconciliation of Non-GAAP-based adjusted net income to GAAP-based net income:

	Three Months Ended March 31, 2014
		Per share diluted
Non-GAAP-based net income, attributable to OpenText	$102,564	$0.84
Less:
Amortization	41,826	0.34
Share-based compensation	4,418	0.04
Special charges	15,902	0.13
Other (income) expense, net	(1,652)	(0.01)
GAAP-based provision for (recovery of) income taxes	12,971	0.11
Non-GAAP-based provision for income taxes	(16,785)	(0.15)
GAAP-based net income, attributable to OpenText	$45,884	$0.38

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the nine months ended March 31, 2014. (In thousands except for per share amounts)
	Nine Months Ended March 31, 2014
	GAAP-based Measures	GAAP-based Measures % of Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Revenue
Cost of revenues
Cloud services	$79,692		$(145)	(1)	$79,547
Customer support	71,785		(547)	(1)	71,238
Professional service and other	145,898		(743)	(1)	145,155
Amortization of acquired technology-based intangible assets	51,712		(51,712)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	771,767	68.3%	53,147	(3)	824,914	73.0%
Operating expenses
Research and development	129,332		(1,906)	(1)	127,426
Sales and marketing	244,403		(6,200)	(1)	238,203
General and administrative	101,037		(6,166)	(1)	94,871
Amortization of acquired customer-based intangible assets	54,388		(54,388)	(2)	—
Special charges	25,901		(25,901)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	192,823	17.1%	147,708	(5)	340,531	30.1%
Other income (expense), net	2,838		(2,838)	(6)	—
Provision for (recovery of) income taxes	48,576		(3,216)	(7)	45,360
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	130,014		148,086	(8)	278,100
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$1.08		$1.24	(8)	$2.32

(1)	Adjustment relates to the exclusion of share based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollar, and gross margin stated as a percentage of revenue.

(4)
Adjustment relates to the exclusion of Special charges from our Non-GAAP-based operating expenses as Special charges are generally incurred in the periods following the relevant acquisitions and are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollar, and operating margin stated as a percentage of revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision of approximately 27% and a Non-GAAP-based tax rate of 14%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income.

(8)	Reconciliation of Non-GAAP-based adjusted net income to GAAP-based net income:

	Nine Months Ended March 31, 2014
		Per share diluted
Non-GAAP-based net income, attributable to OpenText	$278,100	$2.32
Less:
Amortization	106,100	0.88
Share-based compensation	15,707	0.13
Special charges	25,901	0.22
Other (income) expense, net	(2,838)	(0.02)
GAAP-based provision for (recovery of) income taxes	48,576	0.40
Non-GAAP-based provision for income taxes	(45,360)	(0.37)
GAAP-based net income, attributable to OpenText	$130,014	$1.08

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2013. (In thousands except for per share amounts)
	Three Months Ended December 31, 2013
	GAAP-based Measures	GAAP-based Measures % of Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Revenue
Cost of revenues
Cloud services	$15,963		$60	(1)	$16,023
Customer support	24,409		(312)	(1)	24,097
Professional service and other	51,245		(328)	(1)	50,917
Amortization of acquired technology-based intangible assets	13,035		(13,035)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	255,551	70.3%	13,615	(3)	269,166	74.0%
Operating expenses
Research and development	41,917		(794)	(1)	41,123
Sales and marketing	81,290		(1,921)	(1)	79,369
General and administrative	32,815		(3,382)	(1)	29,433
Amortization of acquired customer-based intangible assets	12,432		(12,432)	(2)	—
Special charges	6,268		(6,268)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	73,931	20.3%	38,412	(5)	112,343	30.9%
Other income (expense), net	(740)		740	(6)	—
Provision for (recovery of) income taxes	16,651		(1,349)	(7)	15,302
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	53,500		40,501	(8)	94,001
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$0.45		$0.34	(8)	$0.79

(1)	Adjustment relates to the exclusion of share based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollar, and gross margin stated as a percentage of revenue.

(4)
Adjustment relates to the exclusion of Special charges from our Non-GAAP-based operating expenses as Special charges are generally incurred in the periods following the relevant acquisitions and are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollar, and operating margin stated as a percentage of revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results.

(7)
Adjustment relates to differences between the GAAP-based tax recovery of approximately 24% and a Non-GAAP-based tax rate of 14%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income.

(8)	Reconciliation of Non-GAAP-based adjusted net income to GAAP-based net income:

	Three Months Ended December 31, 2013
		Per share diluted
Non-GAAP-based net income, attributable to OpenText	$94,001	$0.79
Less:
Amortization	25,467	0.21
Share-based compensation	6,677	0.06
Special charges	6,268	0.05
Other (income) expense, net	740	0.01
GAAP-based provision for (recovery of) income taxes	16,651	0.14
Non-GAAP-based provision for income taxes	(15,302)	(0.13)
GAAP-based net income, attributable to OpenText	$53,500	$0.45

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the six months ended December 31, 2013. (In thousands except for per share amounts)
	Six Months Ended December 31, 2013
	GAAP-based Measures	GAAP-based Measures % of Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Revenue
Cost of revenues
Cloud services	$30,228		$22	(1)	$30,250
Customer support	46,579		(409)	(1)	46,170
Professional service and other	96,680		(498)	(1)	96,182
Amortization of acquired technology-based intangible assets	34,565		(34,565)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	473,575	68.8%	35,450	(3)	509,025	74.0%
Operating expenses
Research and development	82,133		(1,522)	(1)	80,611
Sales and marketing	150,703		(4,274)	(1)	146,429
General and administrative	61,701		(4,608)	(1)	57,093
Amortization of acquired customer-based intangible assets	29,709		(29,709)	(2)	—
Special charges	9,999		(9,999)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	125,974	18.3%	85,562	(5)	211,536	30.7%
Other income (expense), net	1,186		(1,186)	(6)	—
Provision for (recovery of) income taxes	35,605		(7,029)	(7)	28,576
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	84,130		91,405	(8)	175,535
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$0.71		$0.77	(8)	$1.48

(1)	Adjustment relates to the exclusion of share based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollar, and gross margin stated as a percentage of revenue.

(4)
Adjustment relates to the exclusion of Special charges from our Non-GAAP-based operating expenses as Special charges are generally incurred in the periods following the relevant acquisitions and are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollar, and operating margin stated as a percentage of revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results.

(7)
Adjustment relates to differences between the GAAP-based tax recovery of approximately 30% and a Non-GAAP-based tax rate of 14%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income.

(8)	Reconciliation of Non-GAAP-based adjusted net income to GAAP-based net income:

	Six Months Ended December 31, 2013
		Per share diluted
Non-GAAP-based net income, attributable to OpenText	$175,535	$1.48
Less:
Amortization	64,274	0.54
Share-based compensation	11,289	0.09
Special charges	9,999	0.08
Other (income) expense, net	(1,186)	(0.01)
GAAP-based provision for (recovery of) income taxes	35,605	0.30
Non-GAAP-based provision for income taxes	(28,576)	(0.23)
GAAP-based net income, attributable to OpenText	$84,130	$0.71

Reconciliation of selected GAAP-based measures to Non GAAP-based measures for the three months ended March 31, 2013. (In thousands except for per share amounts)
	Three Months Ended March 31, 2013
	GAAP-based Measures	GAAP-based Measures % of Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Revenue
Cost of revenues:
Cloud services	$18,741		$(50)	(1)	$18,691
Customer support	27,497		(130)	(1)	27,367
Professional service and other	49,701		(295)	(1)	49,406
Amortization of acquired technology-based intangible assets	23,058		(23,058)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	215,619	63.9%	23,533	(3)	239,152	70.8%
Operating expenses
Research and development	43,003		(498)	(1)	42,505
Sales and marketing	77,327		(2,634)	(1)	74,693
General and administrative	25,762		(270)	(1)	25,492
Amortization of acquired customer-based intangible assets	17,149		(17,149)	(2)	—
Special charges	5,444		(5,444)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	40,870	12.1%	49,528	(5)	90,398	26.8%
Other income (expense), net	237		(237)	(6)	—
Provision for (recovery of) income taxes	11,187		893	(7)	12,080
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	25,811		48,398	(8)	74,209
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$0.22		$0.41	(8)	$0.63

(1)	Adjustment relates to the exclusion of share based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollar, and gross margin stated as a percentage of revenue.

(4)
Adjustment relates to the exclusion of Special charges from our Non-GAAP-based operating expenses as Special charges are generally incurred in the periods following the relevant acquisitions and are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollar, and operating margin stated as a percentage of revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision of approximately 30% and a Non-GAAP-based tax rate of 14%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income.

(8)	Reconciliation of Non-GAAP-based adjusted net income to GAAP-based net income:

	Three Months Ended March 31, 2013
		Per share diluted
Non-GAAP-based net income, attributable to OpenText	$74,209	$0.63
Less:
Amortization	40,207	0.34
Share-based compensation	3,877	0.03
Special charges	5,444	0.05
Other (income) expense, net	(237)	—
GAAP-based provision for (recovery of) income taxes	11,187	0.09
Non-GAAP-based provision for income taxes	(12,080)	(0.10)
GAAP-based net income, attributable to OpenText	$25,811	$0.22

Reconciliation of selected GAAP-based measures to Non GAAP-based measures for the nine months ended March 31, 2013. (In thousands except for per share amounts)
	Nine Months Ended March 31, 2013
	GAAP-based Measures	GAAP-based Measures % of Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Revenue
Cost of revenues:
Cloud services	$54,669		$(80)	(1)	$54,589
Customer support	81,597		(275)	(1)	81,322
Professional service and other	148,995		(660)	(1)	148,335
Amortization of acquired technology-based intangible assets	70,031		(70,031)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	648,199	63.8%	71,046	(3)	719,245	70.8%
Operating expenses
Research and development	121,627		(1,167)	(1)	120,460
Sales and marketing	209,819		(5,953)	(1)	203,866
General and administrative	81,468		(2,018)	(1)	79,450
Amortization of acquired customer-based intangible assets	51,548		(51,548)	(2)	—
Special charges	17,267		(17,267)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	148,192	14.6%	148,999	(5)	297,191	29.2%
Other income (expense), net	1,707		(1,707)	(6)	—
Provision for (recovery of) income taxes	30,559		9,229	(7)	39,788
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	106,348		138,063	(8)	244,411
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$0.90		$1.17	(8)	$2.07

(1)	Adjustment relates to the exclusion of share based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollar, and gross margin stated as a percentage of revenue.

(4)
Adjustment relates to the exclusion of Special charges from our Non-GAAP-based operating expenses as Special charges are generally incurred in the periods following the relevant acquisitions and are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollar, and operating margin stated as a percentage of revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision of approximately 22% and a Non-GAAP-based tax rate of 14%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income.

(8)	Reconciliation of Non-GAAP-based adjusted net income to GAAP-based net income:

	Nine Months Ended March 31, 2013
		Per share diluted
Non-GAAP-based net income, attributable to OpenText	$244,411	$2.07
Less:
Amortization	121,579	1.03
Share-based compensation	10,153	0.09
Special charges	17,267	0.15
Other (income) expense, net	(1,707)	(0.01)
GAAP-based provision for (recovery of) income taxes	30,559	0.26
Non-GAAP-based provision for income taxes	(39,788)	(0.35)
GAAP-based net income, attributable to OpenText	$106,348	$0.90

(3)	The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three and six months ended March 31, 2014 and 2013:

	Three Months Ended March 31, 2014		Three Months Ended March 31, 2013
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	27%	17%	29%	17%
GBP	9%	10%	8%	8%
CAD	4%	14%	6%	19%
USD	48%	42%	47%	42%
Other	12%	17%	10%	14%
Total	100%	100%	100%	100%

	Nine Months Ended March 31, 2014		Nine Months Ended March 31, 2013
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	28%	18%	26%	17%
GBP	8%	9%	8%	8%
CAD	5%	16%	6%	18%
USD	48%	41%	49%	43%
Other	11%	16%	11%	14%
Total	100%	100%	100%	100%
*Expenses include all cost of revenues and operating expenses included within the Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and Special charges.